UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):	May 27, 2015

RF INDUSTRIES, LTD.
(Exact name of registrant as specified in its charter)

Nevada (State or Other Jurisdiction of Incorporation)	0-13301 (Commission File Number)	88-0168936 (I.R.S. Employer Identification No.)

7610 Miramar Road, Bldg. 6000

San Diego, California 92126-4202

(Address of Principal Executive Offices)

(858) 549-6340

(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 13, 2014, RF Industries, Ltd. (“we,” “us,” or “our”) entered into an Employment Agreement with Johnny Walker (the “Employment Agreement”) pursuant to which Mr. Walker was appointed as our President. Mr. Walker has since that date been appointed as our Chief Executive Officer. Under the Employment Agreement, we granted Mr. Walker a stock option to purchase 100,000 shares of our common stock (the “Option”), which Option vests as follows: (i) 10,000 shares vested on October 13, 2014, and (ii) 10,000 shares shall vest on each of the next nine anniversaries of the effective date of the Employment Agreement. The vesting schedule of the Option omitted to state that the Option would fully vest upon a Change in Control (as defined in the Employment Agreement).

On May 27, 2015, our Board of Directors approved an amendment to correct the Employment Agreement to state that the Option will fully vest upon the consummation of a Change in Control. Except for the correction of the vesting provision, no other changes were made to the Employment Agreement.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Amendment No. 1. to Employment Agreement, dated May 27, 2015, by and among RF Industries, Ltd. and Johnny Walker.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 1, 2015	By: /s/ Mark Turfler Mark Turfler Chief Financial Officer